                                 EXHIBIT 10.1

                               SECOND AMENDMENT
                               ----------------

     SECOND AMENDMENT AND WAIVER, dated as of March 13, 1997 (this "Amendment"), to the Credit Agreement, dated as of December 1, 1995, among LASALLE RE HOLDINGS LIMITED, a Bermuda company (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (collectively, the "Lenders"; individually, a "Lender") and THE CHASE MANHATTAN BANK (formerly known as CHEMICAL BANK), a New York banking corporation, as administrative agent for the Lenders hereunder.


                                  WITNESSETH:
                                  -----------

     WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;
and

     WHEREAS, the Borrower has requested, and, upon this Amendment becoming effective, the Required Lenders have agreed, that certain provisions of the Credit Agreement be amended in the manner provided for in this Amendment.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     I. Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     II.  Amendments to Credit Agreement.

     1. Amendment to Subsection 1.1. (a) The definition of "Statutory Capital" set forth in Subsection 1.1 of Credit Agreement is hereby amended by deleting that definition in its entirety and substituting therefor the following:

               "Statutory Capital": at any date of determination, (i)(1) the amount set forth on line 3 of the Statutory Statement of Capital and Surplus in the Annual Return of LaSalle Re (or, if such statement shall be modified, the equivalent item on any applicable successor form) or (2) the amount identified as "Statutory Capital" on the Quarterly Certificate of LaSalle Re, whichever was most recently delivered to the Administrative Agent and the Lenders pursuant to subsection 5.1, (ii) plus, to the extent it is excluded or deducted in the determination of the amount in clause (i) hereof, the amount of any preferred stock of LaSalle Re (including the Preferred Stock and the LaSalle Re Series A Preferred Shares) and (iii) less an amount equal to the outstanding Loans.

          (b) The definition of "Tangible Net Worth" set forth in subsection 1.1 of Credit Agreement is hereby amended by adding the following phrase immediately before the period at the end of such definition:

     ; provided that with respect to the Borrower, Tangible Net Worth shall include all items which in accordance with GAAP would be included under minority interest on a balance sheet of the Borrower at the date of determination and (c) inserting the following new definitions in their appropriate alphabetical order:

               "Holdings Series A Preferred Shares": the perpetual preferred shares issued prior to June 1, 1997 by the Borrower in an aggregate amount not exceeding $75,000,000 on substantially the terms and conditions set forth in Annex I-C hereto.

               "LaSalle Re Series A Preferred Shares": the perpetual preferred shares issued prior to June 1, 1997 by LaSalle Re in an aggregate amount not exceeding $75,000,000 on substantially the terms and conditions set forth in Annex I-D hereto.

     2. Amendment to Subsection 6.1. Subsection 6.1 of the Credit Agreement is hereby amended by (a) deleting the amount "$250,000,000" in clause (b) thereof and substituting therefor the amount "$300,000,000" and (b) deleting the amount "$250,000,000" in clause (c) thereof and substituting therefor the amount "$300,000,000".

     3. Amendment to Subsection 6.2. Subsection 6.2 of the Credit Agreement is hereby amended by (a) deleting the "and" at the end of clause (iii) and (b) inserting immediately before the period at the end of such subsection the following new clause:

          , (v) the issue of the Holdings Series A Preferred Shares in an aggregate amount not exceeding $75,000,000, and (vi) the issue of the LaSalle Re Series A Preferred Shares in an aggregate amount not exceeding $75,000,000

     4. Amendment to Subsection 6.7. Subsection 6.7 of the Credit Agreement is hereby amended by (a) deleting in its entirety clause (ii) thereof and substituting in lieu thereof the following:

          (ii) (A) LaSalle Re may pay a cash dividend on its common shares immediately prior to December 31, 1995 in an aggregate amount not to exceed $25,000,000, (B) the Borrower may make a share repurchase of the common shares of the Borrower immediately prior to December 31, 1996 in an aggregate amount not to exceed $50,000,000, and (C) the Borrower may make a share repurchase of common shares of the Borrower prior to January 1, 1998 in an aggregate amount equal to the sum of
          (1) the proceeds of the Holdings Series A Preferred Shares and (2) to the extent not utilized, the Restricted

          Payments previously permitted pursuant to subclause (ii)(B) of this subsection 6.7; provided that in no case shall Restricted Payments made pursuant to this subclause (ii)(C) exceed an aggregate amount of $125,000,000, and and (b) deleting in its entirety clause (iii) thereof and substituting in lieu thereof the following:

          (iii) each of the Borrower and LaSalle Re may make a Restricted Payment on its common shares and the Borrower may make Restricted Payments in the form of cash dividends on the Holdings Series A Preferred Shares when (A) the Consolidated Tangible Net Worth resulting after such Restricted Payment would be at least (1) during calendar year 1996, $350,000,000, (2) during calendar years 1997 and 1998, $375,000,000, and (3) thereafter, $400,000,000 and (B) the aggregate Restricted Payments, resulting after such Restricted Payment, pursuant to this clause (iii) during any fiscal quarter of the Borrower would not exceed 12.5% of the Consolidated Net Income of the Borrower for the immediately preceding fiscal year; provided that the aggregate amount of Restricted Payments made pursuant to this clause (iii) in the third quarter of the Borrower's 1997 fiscal year shall not exceed 13.75% of the Consolidated Net Income of the Borrower for the immediately preceding fiscal year

     5. Amendment to Subsection 6.9. Subsection 6.9 of the Credit Agreement is hereby amended by (a) deleting the "and" at the end of clause (v) thereof and
(b) inserting the following new clause immediately preceding the period at the end of such subsection:

          and (vii) Investments by the Borrower in the LaSalle Re Series A Preferred Shares made prior to June 1, 1997

     6. Amendment to Subsection 6.13. Subsection 6.13 of the Credit Agreement is hereby amended by deleting that subsection in its entirety and substituting in lieu thereof the following:

               6.13 Limitation of Issuances of Capital Stock. Issue or sell any shares of LaSalle Re's Capital Stock (other than the Eligible Stock) unless such Capital Stock is subordinate to the Eligible Stock in terms of dividends and liquidation preference and is otherwise on terms and conditions satisfactory in all respects to the Required Lenders; except that LaSalle Re may issue and sell to the Borrower the LaSalle Re Series A Preferred Shares.

     7. Amendment to Annexes: Annexes I-C and I-D are hereby added to the Credit Agreement in the forms thereof set forth on Exhibits A and B, respectively, hereto.

     III. Conditions to Effectiveness. This Amendment shall become effective on the date (the "Amendment Effective Date") on which the following condition precedent has been satisfied or waived:

     1. The Borrower, the Agent and the Required Lenders shall have executed and delivered this Amendment to the Agent.

     IV.  General.

     1. Representations and Warranties. To induce the Agent and the Lenders parties hereto to enter into this Amendment, the Borrower hereby represents and warrants to the Agent and all of the Lenders as of the Amendment Effective Date that:

     a. Financial Condition. (1) The audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 1996 and the related audited consolidated statements of income and of cash flows for the fiscal year ended on such date, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended.

     (2) The unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at December 31, 1996 and the related unaudited consolidated statement of income and of cash flows for the three-month period ended on each such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the three-period then ended (subject to normal year-end audit adjustments).

     (3) All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein).

     (b)  Corporate Power; Authorization; Enforceable Obligations.

     (1) The Borrower has the corporate power and authority, and the legal right, to make, deliver this Amendment and to perform the Loan Documents to which it is a party, as amended by this Amendment, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment and the performance of such Loan Documents, as so amended.

     (2) No consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution and delivery of this Amendment or with the performance, validity or enforceability of the Loan Documents to which it is a party, as amended by this Amendment.

     (3) This Amendment has been duly executed and delivered on behalf of the Borrower.

     (4) This Amendment and each Loan Document to which it is a party, as amended by this Amendment, constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     (c) No Legal Bar. The execution, delivery and performance of this Amendment and the performance of the Loan Documents, as amended by this Amendment, will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

     (d) Representations and Warranties. The representations and warranties made by the Borrower in the Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date, before and after giving effect to the effectiveness of this Amendment, as if made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

     2. Payment of Expenses. The Borrower agrees to pay or reimburse the Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent.

     3. No Other Amendments; Confirmation. Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

     4. Governing Law; Counterparts. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

     (b) This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Agent. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.


                                  LASALLE RE HOLDINGS LIMITED

                                  By:  /s/ Andrew Cook
                                     ----------------------------------
                                  Title:  Chief Financial Officer

                                  THE CHASE MANHATTAN BANK, as
                                  Administrative Agent and as a Lender

                                  By:  /s/ Deborah Van Zijl
                                     ----------------------------------
                                  Title:  Vice President

                                  THE FIRST NATIONAL BANK OF CHICAGO

                                  By:  /s/ Samuel W. Bridges
                                     ----------------------------------
                                  Title:  First Vice President

                                  MELLON BANK, N.A.

                                  By:  /s/ Susan M. Whitewood
                                     ----------------------------------
                                  Title:  Assistant Vice President

                                  FLEET NATIONAL BANK

                                  By:  /s/ Carla Balesano
                                     ----------------------------------
                                  Title:  Vice President

                                  CITIBANK, N.A.

                                  By:  /s/ Andrew G. Fowler
                                     ----------------------------------
                                  Title:  Vice President

                                   EXHIBIT A

              CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                                      OF
                           SERIES A PREFERRED SHARES
                                      OF
                          LASALLE RE HOLDINGS LIMITED


     The Series A Preferred Shares shall have the designation, preferences and rights, and shall be subject to the restrictions, as hereinafter appearing:

     Section 1. Designation and Amount. There shall be a series of Preferred Shares of the Company which shall be designated as "Series A Preferred Shares," par value $1.00 per share (hereinafter called "Series A Preferred Shares"), and the number of shares constituting such series shall be 3,000,000. Such number of shares may be increased or decreased at any time and from time to time by resolution of the Company's Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Shares to a number less than that of the shares then outstanding plus the number of shares of Series A Preferred Shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.

     Section 2. Definitions. For purposes of the Series A Preferred Shares, the following terms shall have the meanings indicated:

          "Board" shall mean the Board of Directors of the Company or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series A Preferred Shares.

          "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in Hamilton, Bermuda, or New York, New York are not required to be open.

          "Call Date" shall mean any date which the Company establishes for the redemption of Series A Preferred Shares, which date must be specified in the notice mailed to holders of the Series A Preferred Shares pursuant to
     Section 5(d) hereof.

          "Common Shares" shall mean the common shares of the Company, par value $1.00 per share.

          "Company" shall mean LaSalle Re Holdings Limited.

          "Dividend Payment Date" shall mean the first day of March, June, September and December in each year, commencing on June 1, 1997; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately before such Dividend Payment Date.

     "Dividend Periods" shall mean quarterly dividend periods commencing on March 1, June 1, September 1 and December 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include May 31, 1997, and other than the Dividend Period during which any Series A Preferred Shares shall be redeemed pursuant to Section 5 hereof, which shall end on and include the Call Date with respect to the Series A Preferred Shares being redeemed).

     "Dollars" or "$" shall mean U.S. Dollars.

     "Excess Preferred Shares" shall have the meaning set forth in Section 9(a) hereof.

     "Fully Junior Shares" shall mean the Common Shares and any other class or series of shares of the Company's stock now or hereafter issued and outstanding over which the Series A Preferred Shares have preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Company.

     "Issue Date" shall mean the first date on which the Series A Preferred Shares are issued and sold.

     "Junior Shares" shall mean the Common Shares and any other class or series of shares of the Company's stock now or hereafter issued and outstanding over which the Series A Preferred Shares have preference or priority in either (i) the payment of dividends or (ii) the distribution of assets on any liquidation, dissolution or winding up of the Company.

     "LaSalle Re" shall mean LaSalle Re Limited, a subsidiary of the Company.

     "Parity Shares" shall have the meaning set forth in Section 7(b) hereof.

     "Person" shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Register of Members" shall mean the Register of Members of the Company.

     "Repurchase Date" shall have the meaning set forth in Section 9(a) hereof.

     "Repurchase Notice" shall shall have the meaning set forth in Section 9(a) hereof.

     "Series A Preferred Shares" shall have the meaning set forth in Section 1 hereof.

     "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Company in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board, the allocation of funds to be so paid on any class or series of shares of the Company's stock; provided, however, that if any funds for any class or series of Junior Shares or any class or series of shares of the Company's stock ranking on a parity with the Series A Preferred Shares as to the payment of dividends or other distributions are placed in a separate account of the Company or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series A Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

     "Special Representation Right" shall have the meaning set forth in Section 8(b) hereof.

     "Special Representatives" shall have the meaning set forth in Section 8(b) hereof.

     "Subsidiary Voting Right" shall have the meaning set forth in Section 8(b) hereof.

     "Transfer Agent" shall mean First Chicago Trust Company of New York, or such other agent or agents of the Company as may be designated by the Board or its designee as the transfer agent, registrar and dividend disbursing agent for the Series A Preferred Shares.

     "Voting Preferred Shares" shall have the meaning set forth in Section 8(b) hereof.

Section 3.     Dividends.

     (a) The holders of Series A Preferred Shares shall be entitled to receive, when, as and if declared by the Board out of funds legally available for the payment of dividends, cumulative preferential dividends payable in cash in an amount per share equal to 8.75% of the liquidation preference per annum (equivalent to $2.1875 per share), except as provided in Section 3(b) hereof. Such dividends shall begin to accrue and shall be fully cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the Company legally available for the payment of such dividends and whether or not such dividends shall be declared. Such dividends shall be payable quarterly, when, as and if declared by the Board, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Each such dividend shall be payable in arrears to the holders of record of Series A Preferred Shares, as they appear in the Register of Members at the close of business on such record dates, not less than 30 nor more than 60 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such date, not less than 30 nor more than 60 days preceding the payment date thereof, as may be fixed by the Board. Any dividend payment made on Series A Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to Series A Preferred Shares which remains payable.

     (b) The holders of Series A Preferred Shares shall be entitled to receive, when, as and if declared by the Board, a partial dividend for the initial Dividend Period from the Issue Date until May 31, 1997. The amount of dividends payable for such period, or any other period shorter than a full Dividend Period, on the Series A Preferred Shares shall be computed on the basis of a 360-day year of twelve 30-day months. Holders of Series A Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series A Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Shares that may be in arrears.

     (c) So long as any Series A Preferred Shares are outstanding, no dividends or other distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date in respect of the dividend or other distribution on such class or series of Parity Shares. When dividends on the Series A Preferred Shares are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series A Preferred Shares and all dividends declared upon any class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series A Preferred Shares and accumulated and unpaid on such Parity Shares.

     (d) So long as any Series A Preferred Shares are outstanding, no dividends or other distributions (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Shares) shall be declared or paid or set apart for payment and no other distribution shall be declared or paid or set apart for payment upon Junior Shares, nor shall any

     Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Company or any subsidiary of the Company) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Shares) by the Company, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series A Preferred Shares and any Parity Shares shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Dividend Periods with respect to the Series A Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been or contemporaneously are declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Shares and the current dividend period with respect to such Parity Shares.

          (e) No dividends on Series A Preferred Shares shall be declared by the Board or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart shall be restricted or prohibited by law.

          (f) If there shall be any change in the law, regulation or official directive (whether or not having the force of law) or in the interpretation by any Bermuda Government authority or court of competent jurisdiction which imposes on the Company any condition with respect to the Series A Preferred Shares as a result of which any dividend payment is reduced, the Company shall give notice to the holders of Series A Preferred Shares of such event and all such reductions shall be borne in full by the holders of Series A Preferred Shares (but only to the extent permitted by law).

     Section 4.     Liquidation Rights.

          (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any dividend payment or distribution of the assets of the Company (whether capital or surplus) shall be made or set apart for payment to the holders of Junior Shares, the holders of the Series A Preferred Shares shall be entitled to receive $25.00 per Series A Preferred Share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the Series A Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any shares of any class or series of Parity

     Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series A Preferred Shares and any such Parity Shares ratably in accordance with the respective amounts that would be payable on such Series A Preferred Shares and any such Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation, amalgamation or merger of the Company with one or more corporations or other entities, (ii) a sale, lease or conveyance of all or substantially all of the shares of capital stock or the property or business of the Company or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

          (b) Subject to the rights of the holders of shares of any series or class or classes of shares of the Company's stock ranking on a parity with or prior to the Series A Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Company, after payment shall have been made in full to the holders of the Series A Preferred Shares, as provided in this Section 4, any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, according to their respective numbers of shares, and the holders of the Series A Preferred Shares shall not be entitled to share therein.

     Section 5.     Redemption at the Option of the Company.

          (a) Subject to Section 5(d) and Section 9 hereof, the Series A Preferred Shares shall not be redeemable by the Company prior to the tenth anniversary of the Issue Date. On and after the tenth anniversary of the Issue Date, the Company, at its option, may redeem the Series A Preferred Shares, in whole at any time or from time to time in part at the option of the Company, for cash at a redemption price of $25.00 per Series A Preferred Share, plus any amounts payable pursuant to Section 5(b) hereof.

          (b) Upon any redemption of Series A Preferred Shares pursuant to this
     Section 5, the Company shall pay all accrued and unpaid dividends, if any, thereon to the Call Date, without interest. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series A Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date or the Company's default in the payment of the dividend due. Except as provided above, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Shares called for redemption.

          (c) Unless full cumulative dividends on the Series A Preferred Shares and any class or series of Parity Shares shall have been declared and paid or declared and set apart for payment for all past Dividend Periods and the then current Dividend Period (including such dividend periods on any Parity Shares), the Series A Preferred Shares and any Parity Shares may not be redeemed under this Section 5 in part and the Company may not otherwise purchase or acquire Series A Preferred Shares or any Parity Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series A Preferred Shares and Parity Shares or pursuant to
     Section 9 hereof.

          (d) At any time prior to the tenth anniversary of the Issue Date, if the Company shall have submitted to the holders of its Common Shares a proposal for amalgamation, consolidation, merger, statutory share exchange or any proposal for any other matter that requires for its validation or effectuation an affirmative vote of the holders of the Series A Preferred Shares at the time outstanding, acting as a single class, the Company, at its option, may redeem all of the outstanding Series A Preferred Shares for cash at a redemption price of $26.00 per Series A Preferred Share, plus any amounts payable pursuant to Section 5(b) hereof.

          (e) Notice of the redemption of any Series A Preferred Shares under this Section 5 shall be mailed by first-class mail to each holder of record of Series A Preferred Shares to be redeemed at the address of each such holder as shown in the Register of Members, not less than 30 nor more than 90 days prior to the Call Date. Neither the failure to mail any notice required by this paragraph (e), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date when the same would be delivered in the ordinary course of transmission, whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (1) the Call Date; (2) the number of Series A Preferred Shares to be redeemed and, if fewer than all the Series A Preferred Shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places at which certificates for such shares are to be surrendered; and (5) that dividends on the Series A Preferred Shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Call Date (unless the Company shall fail to make available, as hereinafter provided, an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series A Preferred Shares so called for redemption shall cease to accrue; (ii) such shares shall no longer be deemed to be outstanding; (iii) all rights of the holders thereof as holders of Series A Preferred Shares of the Company shall cease (except the right to receive cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon); and (iv) any officer of the Company shall be entitled, on behalf of such holder and as its attorney-in-fact, to execute and deliver any and all documents as may be necessary to effect such redemption. The Company's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Company shall deposit with a bank or trust company (which may be an affiliate of the Company) that has an office in the Borough of Manhattan, City of New York, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series A Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holders of Series A Preferred Shares to be redeemed on any cash so set aside by the Company. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Company, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Company for the payment of such cash.

          As promptly as practicable after the surrender, in accordance with the notice given as aforesaid, of the certificates for any Series A Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding Series A Preferred Shares are to be redeemed, shares to be redeemed shall be selected by the Company from outstanding Series A Preferred Shares not previously called for redemption pro rata (as nearly as may be practicable), by lot or by any other method determined by the Company in its sole discretion to be equitable. If fewer than all the Series A Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

     Section 6. Shares To Be Retired. All Series A Preferred Shares which shall have been issued and reacquired in any manner by the Company shall be restored to the status of authorized but unissued shares of the Company's stock, without designation as to class or series.

     Section 7. Ranking. Any class or series of shares of the Company's stock shall be deemed to rank:

          (a) prior to the Series A Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Shares;

          (b) on a parity with the Series A Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof shall be different from those of the Series A Preferred Shares, if the holders of such class or series and the Series A Preferred

     Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Shares");

          (c) junior to the Series A Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Junior Shares; and

          (d) junior to the Series A Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Fully Junior Shares.

     Section 8.  Special Representation and Voting Rights.

          (a) Except as otherwise provided in this Section 8 and as otherwise required by law, holders of the Series A Preferred Shares shall have no voting rights; provided, however, that each holder of Series A Preferred Shares shall be entitled to notice of all shareholders' meetings at the same time and in the same manner as notice is given to the shareholders entitled to vote at such meetings and shall have the right to attend such meetings.

          (b) Whenever, at any time or times, dividends payable on Series A Preferred Shares or any class or series of Parity Shares shall be in arrears (whether or not such dividends have been earned or declared) in an amount equivalent to dividends for six full Dividend Periods (whether or not consecutive), then, immediately upon the happening of such event, the holders of Series A Preferred Shares, together with the holders of shares of every other class or series of Parity Shares (all such other classes or series, the "Voting Preferred Shares"), voting as a single class regardless of class or series, shall have the right (the "Special Representation Right") to elect two special representatives (the "Special Representatives"). The Special Representatives shall not be directors or officers of the Company but shall be entitled to receive notice of all Board meetings and to take part in such Board meetings, with the privilege of voice but not vote. At any time after the Special Representation Right shall have been vested, the Secretary of the Company may, and upon the written request of any holder of Series A Preferred Shares (addressed to the Secretary at the principal office of the Company) shall, call a special meeting of the holders of the Series A Preferred Shares and of the Voting Preferred Shares for the election of the two Special Representatives, such call to be made by notice similar to that provided in the Bye-Laws of the Company for a special general meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Series A Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the Register of Members. Alternatively, the two Special

     Representatives may be elected by a resolution in writing, which may be in counterparts, signed by all of the holders of the Series A Preferred Shares and of the Voting Preferred Shares. Any Special Representative elected by the holders of the Series A Preferred Shares and the Voting Preferred Shares may be removed, with or without cause, and any vacancy that may occur in the position of Special Representative may be filled (i) by a majority vote at any special meeting of the holders of the Series A Preferred Shares and the Voting Preferred Shares, voting as a single class, or (ii) by a resolution in writing, which may be in counterparts, signed by all of the holders of the Series A Preferred Shares and the Voting Preferred Shares. If any interim vacancy shall occur in the position of Special Representative prior to a special meeting or written resolution of the holders of the Series A Preferred Shares and the Voting Preferred Shares, a successor shall be chosen by the then remaining Special Representative or the successor of such remaining Special Representative, to serve until a successor is elected at a special meeting or by written resolution, or until the position of Special Representative terminates as hereinafter provided. At any time or times when the Special Representation Right shall have been vested and shall not have ceased pursuant to this paragraph, the Company shall cause, to the extent permitted under Bermuda law, the election of two additional directors of LaSalle Re who shall be designated by the Special Representatives (the "Subsidiary Voting Right"). In the event that the Special Representatives do not agree with respect to the designation of the aforesaid two directors, each Special Representative shall be entitled to designate one of such directors. Whenever all arrearages in dividends on the Series A Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been declared and paid or declared and set apart for payment, then the Special Representation Right and the Subsidiary Voting Right shall cease (but subject always to the same provision for the vesting of such rights in the case of any future arrearages in an amount equivalent to dividends for six full Dividend Periods), and the positions of all persons elected as Special Representatives shall forthwith terminate.

          (c) So long as any Series A Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Company's Bye-Laws, as amended, the affirmative vote of the holders of at least 75% of the Series A Preferred Shares at the time outstanding, acting as a single class, given either in writing without a meeting or by vote in person or by proxy at any meeting called for the purpose, shall be necessary for effecting or validating:

               (i) Any amendment, alteration or repeal of any of the provisions of the Company's Memorandum of Association, Bye-Laws or this Certificate of Designation that would vary the rights, preferences or voting powers of the holders of the Series A Preferred Shares;

               (ii) An amalgamation, consolidation, merger or statutory share exchange that affects the Series A Preferred Shares, unless in each such case each Series A Preferred Share (i) shall remain outstanding with no variation in its rights, preferences or voting powers or (ii) shall be converted into or exchanged for preferred shares of the surviving entity having rights, preferences and voting powers identical to that of a Series A Preferred Share;

               (iii) The authorization, creation or any increase in the authorized amount of, any shares of any class or series or any security convertible into shares of any class or series ranking prior to the Series A Preferred Shares in the payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of the Company; or

               (iv) Any other transaction or action which would amount to a variation of the rights, preferences or voting powers of the holders of the Series A Preferred Shares;

     provided, however, that any action to authorize or create or to increase the authorized amount of, any Fully Junior Shares or Parity Shares shall not be deemed to vary the rights, preferences or voting powers of the holders of Series A Preferred Shares; and provided, further, that no such vote of the holders of Series A Preferred Shares shall be required if, prior to the time when any of the foregoing actions is to take effect, all outstanding Series A Preferred Shares shall have been redeemed.

          (d) The holders of the Series A Preferred Shares shall not be entitled to vote on any sale of all or substantially all of the assets of the Company.

          (e) For purposes of any vote by the holders of the Series A Preferred Shares pursuant to the foregoing provisions of this Section 8, each Series A Preferred Share shall have one (1) vote per share, except that when any class or series of Voting Preferred Shares shall have the right to vote with the Series A Preferred Shares as a single class on any matter, then the Series A Preferred Shares and such class or series of Voting Preferred Shares shall have with respect to such matters one (1) vote per $25.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series A Preferred Shares shall not have any other voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any action by the Company.

     Section 9.  Limitation on Ownership.

          (a) Limitation. Notwithstanding any other provision of the terms of the Series A Preferred Shares, except as provided in the next sentence and in Section 9(b), no Person shall at any time directly or indirectly acquire ownership of more than 9.9% of the outstanding Series A Preferred Shares. Any Series A Preferred Shares owned by a Person in excess of such 9.9% shall be deemed "Excess Preferred Shares." Within 10 days of becoming aware of the existence of Excess Preferred Shares (whether by notice on Schedule 13D or otherwise), the Company shall initiate the repurchase of any and all Excess Preferred Shares by giving notice of repurchase (the "Repurchase Notice") to the holder or holders thereof, unless, prior to the giving of such Repurchase Notice the holder shall have disposed of its ownership in the Excess Preferred Shares. The Repurchase Notice shall set forth the number of Series A Preferred Shares constituting Excess Preferred Shares, the repurchase price and the place and date of the closing at which the certificates representing such Excess Preferred Shares are to be surrendered and the repurchase price paid. The closing date shall be no more than 10 days after the date on which the Company mails the Repurchase Notice by first-class mail (such date of mailing hereinafter referred to as the "Repurchase Date"). The Company will be entitled to assign its repurchase right to a third party or parties, who may be other shareholders of the Company, with the consent of any such assignee(s). The Company may revoke the Repurchase Notice at any time before it (or its assignee) pays for the Series A Preferred Shares. Neither the Company nor its assignee(s) shall be obliged to give general notice to the Company's shareholders of any intention to repurchase or the conclusion of any repurchase of Series A Preferred Shares. The repurchase price of each Excess Preferred Share called for such repurchase shall be the average daily per Series A Preferred Share closing sales price, if the Series A Preferred Shares are listed on a national securities exchange or are reported on the Nasdaq National Market System, and if the Series A Preferred Shares are not so listed or reported, shall be the mean between the average per Series A Preferred Share closing bid prices and the average per Series A Preferred Share closing asked prices, in each case during the 30-day period ending on the Business Day prior to the Repurchase Date, or if there have been no sales on a national securities exchange or the Nasdaq National Market System and no published bid quotations and no published asked quotations with respect to Series A Preferred Shares during such 30-day period, the repurchase price shall be the price determined by the Board in good faith. From and after the Repurchase Date (i) except as otherwise provided herein, dividends on the Series A Preferred Shares so called for repurchase shall cease to accrue; (ii) such shares shall no longer be deemed to be outstanding; (iii) all rights of the holders thereof as holders of Series A Preferred Shares of the Company shall cease (except the right to receive cash payable upon such repurchase, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon); and (iv) any officer of the Company shall be entitled, on behalf of such holder and as its attorney-in-fact, to execute and deliver any and all documents as may be necessary to effect such repurchase. Nothing in this Section 9(a) shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

          (b) Exemptions. The limitation on ownership set forth in Section 9(a) shall not apply to the acquisition of Series A Preferred Shares by an underwriter in a public offering of Series A Preferred Shares and shall not apply to the ownership of Series A Preferred Shares by a managing underwriter in the initial public offering of Series A Preferred Shares. The Board, in its sole and absolute discretion, may exempt from the ownership limitation set forth in Section 9(a) certain designated Series A Preferred Shares owned by a Person who has provided the Board with evidence and assurances acceptable to the Board that ownership of such shares will cause no adverse tax, legal or regulatory consequences to the Company, any of the Company's subsidiaries or any of the Company's shareholders.

     Section 10. Record Holders. The Company and the Transfer Agent may deem and treat the record holder of any Series A Preferred Shares, as the same appears in the Register of Members, as the true and lawful owner thereof for all purposes, and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary. Payments in respect of Series A Preferred Shares shall be sent to the holders thereof at their address most recently noted on the Register of Members and, in the case of joint holders of Series A Preferred Shares, may be made to all such joint holders but sent to that one of the joint holders of Series A Preferred Shares who is first named in the Register of Members at his address most recently noted in the Register of Members or shall be made payable to such person or persons and sent to such address as all the joint holders of such Series A Preferred Shares may in writing direct. Cheques in payment of any obligation of the Company to holders of Series A Preferred Shares shall be sent by first-class mail at the risk of the holder of the Series A Preferred Shares, and due payment of a cheque shall be full satisfaction of the obligation represented thereby notwithstanding any notice which the Company may have whether express or otherwise of any right, title or interest or claim of any other person to or in such Series A Preferred Shares.

     Section 11. Sinking Fund. The Series A Preferred Shares shall not be entitled to the benefits of any retirement or sinking fund.

     Section 12. Conversion. The Series A Preferred Shares shall not be convertible into or exchangeable for any other securities of the Company.

                                   EXHIBIT B

              CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                                      OF
                           SERIES A PREFERRED SHARES
                                      OF
                              LASALLE RE LIMITED


     The Series A Preferred Shares shall have the designation, preferences and rights, and shall be subject to the restrictions, as hereinafter appearing:

     Section 1. Designation and Amount. There shall be a series of Preferred Shares of the Company which shall be designated as "Series A Preferred Shares," par value $1.00 per share (hereinafter called "Series A Preferred Shares"), and the number of shares constituting such series shall be 3,000,000. Such number of shares may be increased or decreased at any time and from time to time by resolution of the Company's Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Shares to a number less than that of the shares then outstanding plus the number of shares of Series A Preferred Shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.

     Section 2. Definitions. For purposes of the Series A Preferred Shares, the following terms shall have the meanings indicated:

          "Additional Directors" shall have the meaning set forth in Section 8(b) hereof.

          "Board" shall mean the Board of Directors of the Company or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series A Preferred Shares.

          "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in Hamilton, Bermuda, or New York, New York are not required to be open.

          "Call Date" shall mean any date which the Company establishes for the redemption of Series A Preferred Shares, which date must be specified in the notice mailed to holders of the Series A Preferred Shares pursuant to
     Section 5(d) hereof.

          "Common Shares" shall mean the common shares of the Company, par value $1.00 per share.

          "Company" shall mean LaSalle Re Limited.

          "Dividend Payment Date" shall mean the first day of March, June, September and December in each year, commencing on June 1, 1997; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately before such Dividend Payment Date.

          "Dividend Periods" shall mean quarterly dividend periods commencing on March 1, June 1, September 1 and December 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include May 31, 1997, and other than the Dividend Period during which any Series A Preferred Shares shall be redeemed pursuant to Section 5 hereof, which shall end on and include the Call Date with respect to the Series A Preferred Shares being redeemed).

          "Dollars" or "$" shall mean U.S. Dollars.

          "Fully Junior Shares" shall mean the Common Shares and any other class or series of shares of the Company's stock now or hereafter issued and outstanding over which the Series A Preferred Shares have preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Company.

          "LaSalle Re Holdings" shall mean LaSalle Re Holdings Limited, of which the Company is a subsidiary.

          "Issue Date" shall mean the first date on which the Series A Preferred Shares are issued and sold.

          "Junior Shares" shall mean the Common Shares and any other class or series of shares of the Company's stock now or hereafter issued and outstanding over which the Series A Preferred Shares have preference or priority in either (i) the payment of dividends or (ii) the distribution of assets on any liquidation, dissolution or winding up of the Company.

          "Parity Shares" shall have the meaning set forth in Section 7(b) hereof.

          "Person" shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Register of Members" shall mean the Register of Members of the Company.

          "Series A Preferred Shares" shall have the meaning set forth in
     Section 1 hereof.

          "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Company in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board, the allocation of funds to be so paid on any class or series of shares of the Company's stock; provided, however, that if any funds for any class or series of Junior Shares or any class or series of shares of the Company's stock ranking on a parity with the Series A Preferred Shares as to the payment of dividends or other distributions are placed in a separate account of the Company or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series A Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

          "Transfer Agent" shall mean First Chicago Trust Company of New York, or such other agent or agents of the Company as may be designated by the Board or its designee as the transfer agent, registrar and dividend disbursing agent for the Series A Preferred Shares.

          "Voting Preferred Shares" shall have the meaning set forth in Section 8(b) hereof.

     Section 3.  Dividends.

          (a) The holders of Series A Preferred Shares shall be entitled to receive, when, as and if declared by the Board out of funds legally available for the payment of dividends, cumulative preferential dividends payable in cash in an amount per share equal to 8.75% of the liquidation preference per annum (equivalent to $2.1875 per share), except as provided in Section 3(b) hereof. Such dividends shall begin to accrue and shall be fully cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the Company legally available for the payment of such dividends and whether or not such dividends shall be declared. Such dividends shall be payable quarterly, when, as and if declared by the Board, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Each such dividend shall be payable in arrears to the holders of record of Series A Preferred Shares, as they appear in the Register of Members at the close of business on such record dates, not less than 30 nor more than 60 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such date, not less than 30 nor more than 60 days preceding the payment date thereof, as may be fixed by the Board. Any dividend payment made on Series A Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to Series A Preferred Shares which remains payable.

          (b) The holders of Series A Preferred Shares shall be entitled to receive, when, as and if declared by the Board, a partial dividend for the initial Dividend Period from the Issue Date until May 31, 1997. The amount of dividends payable for such period, or any other period shorter than a full Dividend Period, on the Series A Preferred Shares shall be computed on the basis of a 360-day year of twelve 30-day months. Holders of Series A Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series A Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Shares that may be in arrears.

          (c) So long as any Series A Preferred Shares are outstanding, no dividends or other distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date in respect of the dividend or other distribution on such class or series of Parity Shares. When dividends on the Series A Preferred Shares are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series A Preferred Shares and all dividends declared upon any class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series A Preferred Shares and accumulated and unpaid on such Parity Shares.

          (d) So long as any Series A Preferred Shares are outstanding, no dividends or other distributions (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Shares) shall be declared or paid or set apart for payment and no other distribution shall be declared or paid or set apart for payment upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Company or any subsidiary of the Company) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Shares) by the Company, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series A Preferred Shares and any Parity Shares shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Dividend Periods with respect to the Series A Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been or contemporaneously are declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Shares and the current dividend period with respect to such Parity Shares.

          (e) No dividends on Series A Preferred Shares shall be declared by the Board or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart shall be restricted or prohibited by law.

          (f) If there shall be any change in the law, regulation or official directive (whether or not having the force of law) or in the interpretation by any Bermuda Government authority or court of competent jurisdiction which imposes on the Company any condition with respect to the Series A Preferred Shares as a result of which any dividend payment is reduced, the Company shall give notice to the holders of Series A Preferred Shares of such event and all such reductions shall be borne in full by the holders of Series A Preferred Shares (but only to the extent permitted by law).

     Section 4.  Liquidation Rights.

          (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any dividend payment or distribution of the assets of the Company (whether capital or surplus) shall be made or set apart for payment to the holders of Junior Shares, the holders of the Series A Preferred Shares shall be entitled to receive $25.00 per Series A Preferred Share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the Series A Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series A Preferred Shares and any such Parity Shares ratably in accordance with the respective amounts that would be payable on such Series A Preferred Shares and any such Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation, amalgamation or merger of the Company with one or more corporations or other entities, (ii) a sale, lease or conveyance of all or substantially all of the shares of capital stock or the property or business of the Company or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

          (b) Subject to the rights of the holders of shares of any series or class or classes of shares of the Company's stock ranking on a parity with or prior to the Series A Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Company, after payment shall have been made in full to the holders of the Series A Preferred Shares, as provided in this

     Section 4, any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, according to their respective numbers of shares, and the holders of the Series A Preferred Shares shall not be entitled to share therein.


     Section 5.  Redemption at the Option of the Company.

          (a) The Company, at its option, may redeem the Series A Preferred Shares, in whole at any time or from time to time in part at the option of the Company, for cash at a redemption price of $25.00 per Series A Preferred Share, plus any amounts payable pursuant to Section 5(b) hereof; provided, however, that the Company may only redeem the Series A Preferred Shares, in whole or in part, if LaSalle Re Holdings shall have made alternative arrangements to provide a means for it to continue to have adequate resources to meet its dividend obligations to the holders of its series A preferred shares.

          (b) Upon any redemption of Series A Preferred Shares pursuant to this Section 5, the Company shall pay all accrued and unpaid dividends, if any, thereon to the Call Date, without interest. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series A Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date or the Company's default in the payment of the dividend due. Except as provided above, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Shares called for redemption.

          (c) Unless full cumulative dividends on the Series A Preferred Shares and any class or series of Parity Shares shall have been declared and paid or declared and set apart for payment for all past Dividend Periods and the then current Dividend Period (including such dividend periods on any Parity Shares), the Series A Preferred Shares and any Parity Shares may not be redeemed under this Section 5 in part and the Company may not otherwise purchase or acquire Series A Preferred Shares or any Parity Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series A Preferred Shares and Parity Shares.

          (d) Notice of the redemption of any Series A Preferred Shares under this Section 5 shall be mailed by first-class mail to each holder of record of Series A Preferred Shares to be redeemed at the address of each such holder as shown in the Register of Members, not less than 30 nor more than 90 days prior to the Call Date. Neither the failure to mail any notice required by this paragraph (d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date when the same would be delivered in the ordinary course of transmission, whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (1) the Call Date; (2) the number of Series A Preferred Shares to be redeemed and, if fewer than all the Series A Preferred Shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places at which certificates for such shares are to be surrendered; and (5) that dividends on the Series A Preferred Shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Call Date (unless the Company shall fail to make available, as hereinafter provided, an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series A Preferred Shares so called for redemption shall cease to accrue;
     (ii) such shares shall no longer be deemed to be outstanding; (iii) all rights of the holders thereof as holders of Series A Preferred Shares of the Company shall cease (except the right to receive cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon); and (iv) any officer of the Company shall be entitled, on behalf of such holder and as its attorney-in-fact, to execute and deliver any and all documents as may be necessary to effect such redemption. The Company's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Company shall deposit with a bank or trust company (which may be an affiliate of the Company) that has an office in the Borough of Manhattan, City of New York, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series A Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holders of Series A Preferred Shares to be redeemed on any cash so set aside by the Company. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Company, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Company for the payment of such cash.

          As promptly as practicable after the surrender, in accordance with the notice given as aforesaid, of the certificates for any Series A Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding Series A Preferred Shares are to be redeemed, shares to be redeemed shall be selected by the Company from outstanding Series A Preferred Shares not previously called for redemption pro rata (as nearly as may be practicable), by lot or by any other method determined by the Company in its sole discretion to be equitable. If fewer than all the Series A Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

     Section 6. Shares To Be Retired. All Series A Preferred Shares which shall have been issued and reacquired in any manner by the Company shall be restored to the status of authorized but unissued shares of the Company's stock, without designation as to class or series.

     Section 7. Ranking. As to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, the Series A Preferred Shares shall rank junior to the preferred stock authorized by the Board on November 28, 1995 in connection with the Credit Agreement dated as of December 1, 1995 among LaSalle Re Holdings, certain banks and Chemical Bank as administrative agent. Any other class or series of shares of the Company's stock shall be deemed to rank:

          (a) prior to the Series A Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Shares;

          (b) on a parity with the Series A Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof shall be different from those of the Series A Preferred Shares, if the holders of such class or series and the Series A Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Shares");

          (c) junior to the Series A Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Junior Shares; and

          (d) junior to the Series A Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Fully Junior Shares.

     Section 8.  Voting Rights.

          (a) Except as otherwise provided in this Section 8 and as otherwise required by law, holders of the Series A Preferred Shares shall have no voting rights; provided, however, that each holder of Series A Preferred Shares shall be entitled to notice of all shareholders' meetings at the same time and in the same manner as notice is given to the shareholders entitled to vote at such meetings and shall have the right to attend such meetings.

          (b) Whenever, at any time or times, dividends payable on Series A Preferred Shares or any class or series of Parity Shares shall be in arrears (whether or not such dividends have been earned or declared) in an amount equivalent to dividends for six full Dividend Periods (whether or not consecutive), then, immediately upon the happening of such event, the holders of Series A Preferred Shares, together with the holders of shares of every other class or series of Parity Shares (all such other classes or series, the "Voting Preferred Shares"), voting as a single class regardless of class or series, shall have the right to increase the size of the Board by two directors and to elect two additional directors to serve on the Board (the "Additional Directors") at any general meeting of shareholders or at a special meeting of the holders of the Series A Preferred Shares and the Voting Preferred Shares called as hereinafter provided. At any time after such voting power shall have been so vested in the holders of Series A Preferred Shares and the Voting Preferred Shares, the Secretary of the Company may, and upon the written request of any holder of Series A Preferred Shares (addressed to the Secretary at the principal office of the Company) shall, call a special meeting of the holders of the Series A Preferred Shares and of the Voting Preferred Shares for the election of the Additional Directors, such call to be made by notice similar to that provided in the Bye-Laws of the Company for a special general meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Series A Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the Register of Members. Alternatively, the Additional Directors may be elected by a resolution in writing, which may be in counterparts, signed by all of the holders of the Series A Preferred Shares and the Voting Preferred Shares. The Additional Directors shall hold office until the next annual general meeting of the shareholders or until the office of Additional Director terminates as hereinafter provided. Any Additional Director may be removed, with or without cause, by a majority vote at any special meeting of the holders of the Series A Preferred Shares and of the Voting Preferred Shares, voting as a single class, provided that the notice of any such meeting convened for the purpose of removing an Additional Director shall contain a statement of the intention so to do and be served on such Additional Director not less than 14 days before the meeting and at such meeting such Additional Director shall be entitled to be heard on the motion for such Additional Director's removal. In the event of any vacancy in the office of Additional Director, a successor shall be elected by the holders of the Series A Preferred Shares and the Voting Preferred Shares, voting as a single class, at any general meeting of shareholders or at a special meeting of the holders of the Series A Preferred Shares and the Voting Preferred Shares called in accordance with the procedures described above for the election of Additional Directors, or by a written resolution as provided above, such successor to hold office until the next annual general meeting of the shareholders or until the office of Additional Director terminates as hereinafter provided. If an interim vacancy shall occur in the office of Additional Director prior to a general meeting of the shareholders or a special meeting or written resolution of the holders of the Series A Preferred Shares and the Voting Preferred Shares, a successor shall be elected by the Board upon nomination by the then remaining Additional Director or the successor of such remaining Additional Director, to serve until a successor is elected in accordance with the preceding sentence or until the office of Additional Director terminates as hereinafter provided; provided, however, that if no remaining Additional Director or successor of such Additional Director is then in office, Additional Directors shall be elected in accordance with the procedures described in the immediately preceding sentence. Whenever all arrearages in dividends on the Series A Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been declared and paid or declared and set apart for payment, then the right of the holders of the Series A Preferred Shares and the Voting Preferred Shares to elect the Additional Directors shall cease (but subject always to the same provision for the vesting of such right in the case of any future arrearages in an amount equivalent to dividends for six full Dividend Periods), and the terms of office of all persons elected as Additional Directors pursuant thereto shall forthwith terminate and the number of directors constituting the Board shall be reduced accordingly.

          (c) So long as any Series A Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Company's Bye-Laws, as amended, the affirmative vote of the holders of at least 75% of the Series A Preferred Shares at the time outstanding, acting as a single class, given either in writing without a meeting or by vote in person or by proxy at any meeting called for the purpose, shall be necessary for effecting or validating:

               (i) Any amendment, alteration or repeal of any of the provisions of the Company's Memorandum of Association, Bye-Laws or this Certificate of Designation that would vary the rights, preferences or voting powers of the holders of the Series A Preferred Shares;

               (ii) An amalgamation, consolidation, merger or statutory share exchange that affects the Series A Preferred Shares, unless in each such case each Series A Preferred Share (i) shall remain outstanding with no variation in its rights, preferences or voting powers or (ii) shall be converted into or exchanged for preferred shares of the surviving entity having rights, preferences and voting powers identical to that of a Series A Preferred Share;

               (iii) The authorization, creation or any increase in the authorized amount of, any shares of any class or series or any security convertible into shares of any class or series ranking prior to the Series A Preferred Shares in the payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of the Company; or

               (iv) Any other transaction or action which would amount to a variation of the rights, preferences or voting powers of the holders of the Series A Preferred Shares;

     provided, however, that any action to authorize or create or to increase the authorized amount of, any Fully Junior Shares or Parity Shares shall not be deemed to vary the rights, preferences or voting powers of the holders of Series A Preferred Shares; and provided, further, that no such vote of the holders of Series A Preferred Shares shall be required if, prior to the time when any of the foregoing actions is to take effect, all outstanding Series A Preferred Shares shall have been redeemed.

          (d) For purposes of any vote by the holders of the Series A Preferred Shares pursuant to the foregoing provisions of this Section 8, each Series A Preferred Share shall have one (1) vote per share, except that when any class or series of Voting Preferred Shares shall have the right to vote with the Series A Preferred Shares as a single class on any matter, then the Series A Preferred Shares and such class or series of Voting Preferred Shares shall have with respect to such matters one (1) vote per $25.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series A Preferred Shares shall not have any other voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any action by the Company.

     Section 9. Record Holders. The Company and the Transfer Agent may deem and treat the record holder of any Series A Preferred Shares, as the same appears in the Register of Members, as the true and lawful owner thereof for all purposes, and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary. Payments in respect of Series A Preferred Shares shall be sent to the holders thereof at their address most recently noted on the Register of Members and, in the case of joint holders of Series A Preferred Shares, may be made to all such joint holders but sent to that one of the joint holders of Series A Preferred Shares who is first named in the Register of Members at his address most recently noted in the Register of Members or shall be made payable to such person or persons and sent to such address as all the joint holders of such Series A Preferred Shares may in writing direct. Cheques in payment of any obligation of the Company to holders of Series A Preferred Shares shall be sent by first-class mail at the risk of the holder of the Series A Preferred Shares, and due payment of a cheque shall be full satisfaction of the obligation represented thereby notwithstanding any notice which the Company may have whether express or otherwise of any right, title or interest or claim of any other person to or in such Series A Preferred Shares.

     Section 10. Sinking Fund. The Series A Preferred Shares shall not be entitled to the benefits of any retirement or sinking fund.

     Section 11. Conversion. The Series A Preferred Shares shall not be convertible into or exchangeable for any other securities of the Company.